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                                                                    EXHIBIT 99.1

            PROXY AND CONSENT SOLICITED BY OFFITBANK HOLDINGS, INC.

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                                     PROXY

     The undersigned, a holder of record of shares of common stock, par value $0.01 per share ("OFFITBANK Holdings Common Stock"), of OFFITBANK Holdings, Inc., a Delaware corporation ("OFFITBANK Holdings"), hereby appoints E. Robert Goodkind and Richard P. Ackerman, and each of them, with full power of substitution, to attend the special meeting of OFFITBANK Holdings shareholders at 10:00 a.m., on August 2, 1999, at OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022 (and any adjournments, postponements, continuations or reschedulings thereof), and to vote as specified in this proxy all the shares of OFFITBANK Holdings Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

     IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE OFFITBANK HOLDINGS BOARD AS TO ANY OTHER MATTER. THE OFFITBANK HOLDINGS BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW:

     1. Approval of the Agreement and Plan of Merger, dated as of May 13, 1999, and the related Plan of Merger, between OFFITBANK Holdings and Wachovia Corporation, pursuant to which OFFITBANK Holdings will merge with and into Wachovia.

             FOR [  ]           AGAINST [  ]           ABSTAIN [  ]

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings hereof.

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                                    CONSENT

     The undersigned hereby [ ] CONSENTS [ ] DOES NOT CONSENT to the termination of the Shareholders' Agreement, entered into by OFFITBANK Holdings and each OFFITBANK Holdings shareholder pursuant to Section 2.4 of the Exchange Agreement, dated August 1998, among OFFITBANK Holdings and each shareholder of OFFITBANK, a wholly-owned subsidiary of OFFITBANK Holdings, to take effect simultaneously with the completion of the merger.

     IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL HAVE CONSENTED TO THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT. A CONSENT TO TERMINATE THE SHAREHOLDERS' AGREEMENT MAY NOT BE REVOKED ONCE THIS CARD IS RETURNED. HOWEVER, A DECISION NOT TO CONSENT MAY BE SUBSEQUENTLY CHANGED AT ANY TIME BY SUBMITTING A NEW PROXY AND CONSENT CARD INDICATING DECISION TO CONSENT TO THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT.
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     Please sign your name exactly as it appears hereon. When shares of
OFFITBANK Holdings Common Stock are held of record by joint tenants, only one need sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

                              Signature
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                                                  (Title, if any)